Exhibit 3.1

State of Delaware Secretazy of State Division o£ Corporations Delivered 10:58 PM 04/30/2015 FILED 10:35 PM 04/30/2015 SRV 150596971 - 5737747 FILE CERTIFICATE OF INCORPORATION OF Y-MABS THERAPEUTICS, INC. I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the "DGCL"), certify as follows: 1. The name of the corporation is Y-mAbs Therapeutics, Inc. (the "Corporation"). 2. The address of the registered office ofthe Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County ofNew Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. 3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. 4. A. Classes of Stock,. Nu mber, Par Value. The total number of shares of stock which the Corporation shall have authority to issue is twelve thousand (12,000) shares, ten thousand (10,000) of which are to be Common Stock, par value $0.01 per share, (the "Common Stock"), and two thousand (2,000) of which are to be Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the shareholders, any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon. B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly 2187126 2 vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof. 5. Name The name and mailing address of the incorporator(s) of the Corporation are: Mailing Address Dwight A. Kinsey Satterlee Stephens Burke and Burke LLP 230 Park Avenue, Suite 1130 New York, New York 10169 Unless and except to the extent that the by-laws of the Corporation (the "By-6. laws") shall so require, the election of directors of the Corporation need not be by written ballot. 7. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. 8. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for clauns for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was 2 7 , , authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. 9. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By·laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-law adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders. 10. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation ofthe Corporation (the certificate oflncorporation11) or the By-laws, from time to time, to amend, alter or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right. [SIGNATURE PAGE FOLLOWS] 3 2187126 2

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 30th day of April, 2015. 4

State of Delaware Secretary of State Division ofCorporations Delivered 02:02 PM 06/03/2015 FILED 01:57 PM 06/03/2015 SRV 150872948 - 5737747 FILE CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF Y-MABS THERAPEUTICS, INC. I, the undersigned, being the sole incorporator of Y-mAbs Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law ofthe State of Delaware, certify as follows: That Article 4 of the Certificate of Incorporation be and it hereby is amended to 1. read as follows: "4. A. Classes of Stock, Number, Par Value. The total number of shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, fifty million (50,000,000) of which are to be Common Stock, par value $.0001 per share, (the "Common Stock"), and one million (1,000,000) of which are to be Preferred Stock, par value $.0001 per share (the "Preferred Stock"). The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the shareholders, any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the Corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon. B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including but not by way of limitation, the power to fix the redemption and liquidation 2206739_1 preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof." 2. The Corporation has not received any payment for any of its stock. This amendment to the Certificate of Incorporation ofthe Corporation has been duly adopted by the incorporator of the Corporation in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, I have signed this certificate this 3rd day of June, 2015. M£fn:; Sole Incorporator Y-mAbs Therapeutics, Inc. 2206739_1